Exhibit 99.1

December 23, 2025

GCI Liberty Announces Completion of Rights Offering

ENGLEWOOD, Colo.— (BUSINESS WIRE)—GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) (“GCI Liberty”) announced today the completion of its rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on December 17, 2025. GCI Liberty received approximately $300 million in proceeds, which will be used for general corporate purposes, which may include working capital, capital expenditures and repayment or refinancing of outstanding indebtedness. GCI Liberty may also use a portion of the net proceeds from the rights offering for potential strategic acquisitions, investments or partnerships.

GCI Liberty has been informed by the subscription agent that the rights offering was fully subscribed, with 11,059,127 shares of Series C GCI Group common stock to be issued to those rightsholders exercising basic and, if applicable, oversubscription privileges. Approximately 95% of the shares to be issued as a result of the rights offering were subscribed for pursuant to validly exercised basic subscription privileges. As a result, the remaining shares available for issuance to those rightsholders validly exercising oversubscription privileges were allocated pro rata based on the number of rights underlying such rightsholders’ basic subscription privilege. There was no single proration factor for this allocation due to the process by which the subscription agent allocated the remaining shares, which involved multiple rounds of proration among the validly oversubscribing rightsholders, as described in the final prospectus relating to the rights offering, filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2025 (the “final prospectus”).

The shares of Series C GCI Group common stock purchased in the rights offering were issued by GCI Liberty on December 23, 2025. GCI Liberty expects the subscription agent to distribute refunds for unfulfilled oversubscriptions of DTC participants on or about December 23, 2025 and to mail refund checks for unfulfilled oversubscriptions of registered holders on or about December 23, 2025. Any beneficial owner that exercised rights through a broker, dealer or nominee should contact such broker, dealer or nominee regarding when such beneficial owner should expect to receive their shares of Series C GCI Group common stock or refunds for unfulfilled oversubscriptions. Checks for the proceeds from the sale of rights by the subscription agent were distributed beginning on December 10, 2025.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the rights offering, including expectations regarding timing of the distribution of refunds for unfulfilled oversubscriptions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this press release, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty’s expectations with regard thereto or any change of events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including the risk factors detailed in the final prospectus, as such risk factors may be amended, supplemented or superseded from time to time by other reports GCI Liberty subsequently files with the SEC, for additional information about GCI Liberty and the risks and uncertainties related to GCI Liberty’s business that may affect the statements made in this press release.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI, LLC (“GCI”). GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

GCI Liberty, Inc.

Investor Contact:

(866) 876-0461

investor@gciliberty.com

Source: GCI Liberty, Inc.